Back to Form 8-K
Exhibit 99.1

CONTACTS:
Investor relations:	Media relations:
Gregg Haddad	Jack Maurer
813-206-3916	813-206-2762
gregg.haddad@wellcare.com	jack.maurer@wellcare.com

WELLCARE TO ACQUIRE AETNA’S MISSOURI CARE

TAMPA, Fla. (Jan. 22, 2013) – WellCare Health Plans, Inc. (NYSE: WCG) today announced that it has entered into an agreement to acquire Missouri Care, Inc., a subsidiary of Aetna, Inc. (NYSE: AET). As of December 2012, Missouri Care serves more than 100,000 MO HealthNet Medicaid program members in 54 counties across the state. Missouri Care has an extensive provider network that includes more than 50 hospitals and 9,500 physicians.

“Missouri Care has enjoyed a long-standing and sizable presence in the state, serving the Medicaid program for approximately 15 years,” said Alec Cunningham, WellCare’s CEO. “We are pleased to re-enter the MO HealthNet program under the leadership of Missouri Care CEO Pamela Johnson and her team.

“The Missouri Care acquisition complements WellCare’s existing Medicare Advantage and Prescription Drug Plan offerings,” said Cunningham. As of January 2013, WellCare serves approximately 3,000 Medicare Advantage members and 13,000 Medicare Prescription Drug Plan members in Missouri.

The transaction is subject to regulatory approvals and certain other closing conditions. WellCare anticipates that the transaction will close in the next 90 days. Because WellCare has not provided financial guidance for 2013 at this time, the company is not providing financial information regarding the Missouri Care transaction or its potential impact on 2013 financial results.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Fla., WellCare offers a variety of health plans for families, children, and the aged, blind and disabled, as well as prescription drug plans. The company serves approximately 2.6 million members nationwide as of Sept. 30, 2012. For more information about WellCare, please visit the company's website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. For example, the statement regarding the timing of the closing of the acquisition of Missouri Care is a forward-looking statement. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the satisfaction of the closing conditions for the acquisition, the receipt of regulatory approval for our business expansion, WellCare’s ability to address operational challenges relating to new business, WellCare’s ability to effectively execute and integrate acquisitions, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, and WellCare’s ability to effectively manage growth.

Additional information concerning these and other important risks and uncertainties can be found under the captions "Forward-Looking Statements" and "Risk Factors" in WellCare’s Annual Report on Form 10-K for the year ended December 31, 2011, and in WellCare’s Quarterly Report on Form 10-Q for the period ended September 30, 2012 and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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